EXHIBIT 11


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated November 19, 1996 (except for the third paragraph of Note 7 as to which the date is December 18, 1996) accompanying the October 31, 1996 financial statements of Astra Adjustable U.S. Government Securities Trust I, I-A, II and IV (each a series of shares of beneficial interest of Astra Strategic Investment Series) and our report dated November 19, 1996 (except for the third paragraph of Note 5 as to which the date is December 18, 1996) accompanying the October 31, 1996 financial statements of Astra Institutional Adjustable U.S. Government Securities Portfolio (a series of shares of Astra Institutional Securities Trust) which are incorporated by reference in Part B of Post-Effective Amendment No. 64 to this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus.


                                    /s/ TAIT, WELLER & BAKER
                                    --------------------------
                                        Tait, Weller & Baker

Philadelphia, Pennsylvania

February 24, 1997